As filed with the Securities and Exchange Commission on July 28, 2014

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

NEVADA	98-0573252
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

9810 Summer Ridge Road, Suite 110

San Diego, CA 92121

(Address of principal executive offices, including zip code)

OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended and restated

(Full title of the plan)

Punit Dhillon
President and Chief Executive Officer
OncoSec Medical Incorporated
9810 Summer Ridge Road, Suite 110

San Diego, CA 92121

(855) 662-6732

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Steven G. Rowles, Esq.
Morrison & Foerster LLP
12531 High Bluff Drive

San Diego, California 92130

(858) 720-5100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	16,000,000	$0.50	$8,000,000	$1,031

(1)   Represents additional shares of the common stock, par value $0.0001 per share (the “Common Stock”), of OncoSec Medical Incorporated (the “Registrant”) authorized for issuance under the OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended and restated (the “Plan”).  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional securities that may be offered or issued in connection with any stock dividend, stock split, recapitalization or other similar transaction.

(2)   Estimated solely for the purpose of calculating the registration fee.  Pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the high and low last sale prices of the registrant’s common stock reported on the OTC Markets Group Inc.’s OTCQB tier on July 21, 2014.

EXPLANATORY NOTE

This Registration Statement registers an additional 16,000,000 shares of the Registrant’s Common Stock that may be offered and sold under the Plan, pursuant to the amendment and restatement of the Plan approved by the Registrant’s Board of Directors on June 2, 2014 and the Registrant’s stockholders on July 18, 2014. This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which one or more other registration statements filed on this form relating to the same employee benefit plan are effective.  Pursuant to General Instruction E. to Form S-8, the contents of the Registrant’s previously filed registration statements on Form S-8 relating to the Plan (File No. 333-176537 and File No. 333-188726), filed with the Securities and Exchange Commission on August 29, 2011 and May 21, 2013, respectively, including any amendments thereto or filings incorporated therein, are hereby incorporated by reference herein to the extent not otherwise amended or superseded by the contents hereof.

Item 8.                     Exhibits.

Exhibit Number	Document

4.1	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended and restated

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C.

24.1	Power of Attorney (contained on the signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on July 28, 2014.

ONCOSEC MEDICAL INCORPORATED

By:	/s/ Punit Dhillon
Punit Dhillon
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Punit Dhillon and Veronica Vallejo, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Punit Dhillon	President, Chief Executive Officer and Director	July 28, 2014
Punit Dhillon	(Principal Executive Officer)

/s/ Veronica Vallejo	Chief Financial Officer	July 28, 2014
Veronica Vallejo	(Principal Financial and Accounting Officer)

/s/ James DeMesa	Director	July 28, 2014
James DeMesa

/s/ Avtar Dhillon	Director	July 28, 2014
Avtar Dhillon

/s/ Anthony Maida	Director	July 28, 2014
Anthony Maida, III

EXHIBIT INDEX

Exhibit Number	Document

4.1	OncoSec Medical Incorporated 2011 Stock Incentive Plan, as amended and restated

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2	Consent of Mayer Hoffman McCann P.C.

24.1	Power of Attorney (contained on the signature page)